              As Filed With the Securities and Exchange Commission
                                on June 14, 1995

                                                            Registration No. 33-


 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .


                       SERVICE MERCHANDISE COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

                  TENNESSEE                                    62-0816060
      (State or other jurisdiction of                      (I.R.S. employer
       incorporation or organization)                     identification no.)

      SERVICE MERCHANDISE COMPANY, INC.
       7100 SERVICE MERCHANDISE DRIVE                           37027
            BRENTWOOD, TENNESSEE                              (Zip Code)
   (Address of Principal Executive Offices)

            AMENDED AND RESTATED 1989 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 GLEN A. BODZY
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       SERVICE MERCHANDISE COMPANY, INC.
                         7100 SERVICE MERCHANDISE DRIVE
                           BRENTWOOD, TENNESSEE 37027
                    (Name and address of agent for service)


                                 (615) 660-6000
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              JAMES H. CHEEK, III
                               BASS, BERRY & SIMS
                           2700 FIRST AMERICAN CENTER
                           NASHVILLE, TENNESSEE 37238

                                             CALCULATION OF REGISTRATION FEE
- ----------------------------------------------------------------------------------------------------------------------
                                                       Proposed maximum        Proposed maximum
     Title of securities           Amount to            offering price        aggregate offering         Amount of
     to be registered(1)         be registered           per share (1)            price (1)           registration fee
- ----------------------------------------------------------------------------------------------------------------------
        Common Stock,
  par value $.50 per share      4,990,000 shares            $4.4375              $22,143,125             $7,635.56
======================================================================================================================


(1) The offering price is estimated solely for the purpose of determining the amount of the registration fee. Such estimate has been calculated based on the average of the high and low trading prices reported on the New York Stock Exchange Composite Transactions tape for June 9, 1995 in accordance with Rule 457(c) and (h).

PRIOR REGISTRATION OF SECURITIES UNDER THE 1989 EMPLOYEE STOCK INCENTIVE PLAN

         8,437,500 shares of Common Stock, par value $.50 per share (the "Common Stock"), after stock splits, of Service Merchandise Company, Inc., a Tennessee corporation (the "Registrant"), that have been issued or are issuable under the Registrant's 1989 Employee Stock Incentive Plan were registered on the Registrant's Registration Statement on Form S-8 (Registration No. 33-30903).


                                    PART II

                    INFORMATION REQUIRED IN THE REGISTRATION
                                   STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Service Merchandise Company, Inc., a Tennessee corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

                 (a) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended January 1, 1995;

                 (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal periods ended April 2, 1995; and

                 (c) The description of the Registrant's Common Stock contained in the Registrant's registration statement on Form 8-A, as amended to date.

         All documents and reports subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all shares covered hereby have been sold or which deregisters all such shares then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.



ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Tennessee Business Corporation Act ("TBCA") provides that a corporation may indemnify any of the directors and officers against liability incurred in connection with a proceeding if (i) such person acted in good faith; (ii) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation's best interests; (iii) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (iv) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. Notwithstanding the foregoing, the TBCA provides that a court of competent jurisdiction, unless the corporation's charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (i) such officer or director was adjudged liable to the corporation in a proceeding by or in right of the corporation; (ii) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (iii) such officer or director breached his duty of care to the corporation.

         The Registrant's Restated Charter and Amended and Restated Bylaws provide that no director shall be personally liable to the Registrant or its shareholders for monetary damages for breach of any fiduciary duty as a director except to the extent provided by the TBCA. Under the TBCA, this provision relieves the Registrant's directors from personal liability arising from a judgment or other final adjudication establishing (i) any breach of the director's duty of loyalty, (ii) acts or commissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) any unlawful distributions. The Registrant has entered into indemnification agreements with each of its directors and executive officers providing for contractual rights of indemnification to the fullest extent permitted by Tennessee law.

         The foregoing statements contained within this Item 6 are subject to the detailed provisions of the Tennessee Business Corporation Act, the Registrant's Restated Charter and the Registrant's Bylaws referenced above.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.


ITEM 8.  EXHIBITS

4.1 Amended and Restated 1989 Employee Stock Incentive Plan, as amended through April 19, 1995.

4.2              Restated Charter of the Registrant (previously filed as
                 Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on September 8, 1993 (Registration No. 33-50185)).

4.3 Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1989).

4.4 Shareholders Rights Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K dated February 8,
                 1988).

4.5 Amendment No. 1 to Shareholders Rights Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K dated May 5, 1989).

4.6 Amendment No. 2 to Shareholders Rights Agreement (incorporated by reference to Exhibit 4 the Registrant's Annual Report on Form 10-K for the year ended January 1, 1995).

5                Opinion of Bass, Berry & Sims.

23.1             Consent of Bass, Berry & Sims (included in Exhibit 5).

23.2             Consent of Deloitte & Touche LLP.

24               Powers of Attorney (included at pages II-4 and II-5).

ITEM 9.  UNDERTAKINGS

A.       The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

         (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 13th day of June, 1995.


                                        SERVICE MERCHANDISE COMPANY, INC.


                                        By:/s/ Raymond Zimmerman
                                           ------------------------------------
                                           Raymond Zimmerman
                                           Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Raymond Zimmerman and Glen A. Bodzy, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


         Signature                                        Title                           Date
         ---------                                        -----                           ----
 /s/ Raymond Zimmerman                          Chairman, Chief Executive            June 13, 1995
 ---------------------                          Officer and Director
 Raymond Zimmerman                              (Principal Executive
                                                Officer)


 /s/ Gary M. Witkin                             President, Chief Operating           June 13, 1995
 -------------------------------                Officer and Director
 Gary M. Witkin

 /s/ S. Cusano                                  Vice President, Chief                June 13, 1995
 -------------------------------                Financial Officer
 S. Cusano                                      (Principal Financial and
                                                Accounting Officer)


 /s/ Richard P. Crane, Jr.                      Director                             June 13, 1995
 -------------------------------
 Richard P. Crane, Jr.

 /s/ R. Maynard Holt                            Director                             June 13, 1995
 -------------------------------
 R. Maynard Holt


 /s/ Charles V. Moore                           Director                             June 13, 1995
 -------------------------------
 Charles V. Moore



 /s/ James E. Poole                             Director                             June 13, 1995
 -------------------------------
 James E. Poole



 /s/ Harold Roitenberg                          Director                             June 13, 1995
 -------------------------------
 Harold Roitenberg

                                 EXHIBIT INDEX




 Exhibit
   No                                 Exhibit Description
 -------                              -------------------

 4.1 Amended and Restated 1989 Employee Stock Incentive Plan, as amended through April 19, 1995.

 4.2                    Restated Charter of the Registrant (previously filed as
                        Exhibit 4.1 to the Registrant's Registration Statement on Form S-8 filed on September 8, 1993 (Registration No. 33- 50185)).

 4.3 Amended and Restated Bylaws of the Registrant (previously filed as Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1989).

 4.4 Shareholders Rights Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K dated February 8, 1988).

 4.5 Amendment No. 1 to Shareholders Rights Agreement (incorporated by reference to the Registrant's Current Report on Form 8-K dated May 5, 1989).

 4.6 Amendment No. 2 to Shareholders Rights Agreement (incorporated by reference to Exhibit 4 to the Registrant's Annual Report on Form 10-K for the year ended January 1, 1995).

 5.                     Opinion of Bass, Berry & Sims.

 23.1                   Consent of Bass, Berry & Sims (included in Exhibit 5).

 23.2                   Consent of Deloitte & Touche LLP.

 24                     Powers of Attorney (included at pages II-4 and II-5).